UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2007

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
National City Corporation entered into amended and restated severance agreements with each executive officer and certain senior officers who were parties to severance agreements. The agreements provide for certain benefits in the event of a change in control. If triggered, the agreements provide for the payment of three times base salary and incentive payments, and other benefits, as severance compensation. The material modifications to the agreements include (i) modifications to the definition of “change in control,” (ii) the provision of a lump sum payment for benefits instead of continuing benefits for three years and (iii) a provision to reduce the payments to be made under the agreements if an individual’s excess parachute payments do not exceed 110% of the excise tax threshold set forth in Section 280G of the Internal Revenue Code to eliminate or reduce the excise tax imposed by Section 4999 of the Internal Revenue Code. The amended and restated severance agreements are attached hereto as Exhibits 10.1 and 10.3 and incorporated herein. Exhibit 10.1 is applicable to each named executive officer.
In addition, two executive officers entered into new severance agreements having the same terms as the amended and restated severance agreements referenced above except that one severance agreement pays a benefit of two times base salary and incentive payments instead of three. The severance agreements are attached hereto as Exhibits 10.2 and 10.4 and incorporated herein.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable

(d) Exhibits:	10.1 — Amended and Restated Severance Agreement

10.2 — Severance Agreement

10.3 — Amended and Restated Severance Agreement

10.4 — Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation

(Registrant)

Dated: December 7, 2007	By /s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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